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EXHIBIT 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-121836) and related Prospectus of Cellegy Pharmaceuticals, Inc. for the registration of 2,780,473 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 2003, with respect to the consolidated financial statements of Cellegy Pharmaceuticals, Inc. for the year ended December 31, 2002, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Palo Alto, California
March 28, 2005

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  EXHIBIT 23.03
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM